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                                     AGREEMENT

     THIS AGREEMENT (this "Agreement") is made and entered into as of this 23rd day of June, 1998 by and between AMERICAN TECHNOLOGIES GROUP, INC., a Nevada corporation ("ATG"), and JOHN R. COLLINS ("Collins").

     1. SALE OF ATG MEDIA. For and in consideration of the payment of Five Hundred Thousand Dollars ($500,000), ATG shall sell, transfer and convey to Collins all right, title and interest in and to ATG Media, Inc., a Minnesota corporation ("Media"). The purchase price shall be paid prior to August 14, 1998. Within 30 days of the Closing, Collins shall change the name of Media so as to not include any reference to "ATG."

     2. CLOSING. The Closing shall occur upon receipt by Collins of $2,000,000 from the sale of certain securities by him to Cone, Rose Thatcher, Ltd. In the event that Collins does not receive such amount by August 14, 1998, at Collins' option, ATG shall return to Collins such amount of the purchase price paid to ATG or the number of shares of ATG common stock determined by dividing such portion of the purchase price by $0.89.

     3. FINANCIAL CONDITION OF MEDIA. ATG represents that the financial information attached as Exhibit A to the Amendment to Agreement dated May 6, 1998 (the "Amendment") is accurate and complete in all material respects as of such date. ATG will cause Media to be operated in its normal course through the Closing. ATG shall take such action and pay such amounts as may be necessary to assure that the liabilities of Media on the Closing are no greater than as set forth in Exhibit A. ATG shall be responsible for payroll and payroll taxes for the current Media employees through the Closing. Except as specifically represented by ATG herein, Collins is purchasing Media in an "as is," "where is" condition.

     4. POST-CLOSING OPERATION OF MEDIA. Media may occupy its current premises for no more than 30 days after the Closing, rent free. However, prior to the expiration of such 30 day period, Media shall vacate the premises.

     5. CONSULTING FEES. The obligation of the parties under Sections 4 and 5 of the Consulting Agreement and Release dated November 20, 1997 (the "Consulting Agreement") shall remain in effect until the Closing. Past due fees thereunder shall be paid at the time as the purchase price for media is paid by Collins in a simultaneous transaction.

     6. COLLINS' ATG STOCK. The obligations of the parties under Section 1 of the Amendment are hereby canceled. Collins represents and warrants, however, that he has irrevocably directed the sale of two million, two hundred fifty thousand (2,250,000) shares of ATG Common Stock for a total of Two Million Dollars ($2,000,000) and provided adequate documentation as to the disposition of the balance of his share holdings.

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     7.   COLLINS ATG STOCK OPTIONS.  Omitted.

     8. REGISTRATION RIGHTS. If at any time Collins desires to exercise some or all of the options to purchase 375,000 shares of ATG Common Stock (the "Shares") included within the ATG Options before such options' expiration, Collins shall so notify ATG in writing and as soon as practicable thereafter ATG shall file a registration statement on Form S-8 or other applicable form with the Securities and Exchange Commission covering the Shares, at Collins' expense which shall not exceed Five Thousand Dollars ($5,000). However, in the event that an exemption from registration of the Shares is available within 4 months of the date of the request for registration, then ATG need not register the Shares.

     9. RATIFICATION OF CONSULTING AGREEMENT. Except as specifically modified in this Agreement, the Amendment and the Consulting Agreement are hereby ratified and confirmed. In the event of any conflict in the provisions of this Agreement and those contained in the Amendment or the Consulting Agreement, the provisions of this Agreement shall control. While all non-conflicting provisions of that agreement are so ratified and confirmed herein, specific reference is made to the general mutual release provisions contained therein, as well as the waiver provisions of that Agreement, which are specifically reiterated herein for emphasis, so that both parties have a clarion understanding of that repetition, for purposes of unambiguous reinforcement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                        /s/ John Collins
                                        ---------------------
                                        John R. Collins



                                        American Technologies Group, Inc.
                                        a Nevada corporation


                                        By:  /s/ Lawrence J. Brady
                                             --------------------------
                                                 Lawrence J. Brady
                                        Title: Chief Executive Officer